UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 24, 2020

SEMPRA ENERGY
(Exact name of registrant as specified in its charter)

California	1-14201	33-0732627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

488 8th Avenue, San Diego, California	92101
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(619) 696-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered

Sempra Energy Common Stock, without par value	SRE	NYSE

Sempra Energy 6% Mandatory Convertible Preferred Stock, Series A, $100 liquidation preference	SREPRA	NYSE

Sempra Energy 6.75% Mandatory Convertible Preferred Stock, Series B, $100 liquidation preference	SREPRB	NYSE

Sempra Energy 5.75% Junior Subordinated Notes Due 2079, $25 par value	SREA	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets

On April 24, 2020, Sempra Energy International Holdings N.V. (“International Holdings”), an indirect wholly owned subsidiary of Sempra Energy, completed the sale, previously announced on September 30, 2019, of its 83.6% indirect interest in Luz del Sur S.A.A. (“Luz del Sur”) and its indirect interest in Tecsur S.A. (“Tecsur”) to an affiliate of China Yangtze Power International (Hongkong) Co., Limited (“CYP International”). Pursuant to the Purchase and Sale Agreement dated as of September 27, 2019, by and between International Holdings and CYP International (the “Purchase and Sale Agreement”), International Holdings sold to CYP International's affiliate 100% of the outstanding interests of Peruvian Opportunity Company S.A.C. and Sempra Americas Bermuda Ltd., which collectively own the direct and indirect interests in Luz del Sur and Tecsur that were sold in the transaction, for an aggregate base purchase price of $3.59 billion, subject to post-closing adjustments. The 16.4% interest in Luz del Sur that was not sold in the transaction represents shares that are traded on the Lima Stock Exchange (Bolsa de Valores de Lima) under the symbol LUSURC1.

Luz del Sur is an electric distribution utility that serves a population of approximately 4.9 million in the southern zone of metropolitan Lima, Peru, with a service area covering approximately 1,400 square miles. Inland Energy S.A.C., a subsidiary of Luz del Sur, owns and operates Santa Teresa, a 100-megawatt hydroelectric power plant located in the Cusco region of Peru. Tecsur is an energy-services company that provides electric construction and infrastructure services to Luz del Sur as well as third parties.

As a result of this disposition, Sempra Energy expects to recognize a gain on sale of approximately $2.3 billion ($1.5 billion after tax), subject to post-closing adjustments.

The Purchase and Sale Agreement and the transactions contemplated thereby are more fully described in Sempra Energy’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on September 30, 2019, which description is incorporated herein by reference. Such description and the foregoing description do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Purchase and Sale Agreement, which is filed as Exhibit 2.1 hereto and to such Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(b) Pro forma financial information.

Pro forma financial information with respect to the sale is not required to be filed with this Current Report on Form 8-K because Sempra Energy has previously reported discontinued operations reflecting the results of the disposed business in its Annual Report on Form 10-K for the year ended December 31, 2019.

(d) Exhibits.

Exhibit Number	Exhibit Description
2.1*
Purchase and Sale Agreement, dated as of September 27, 2019, by and between Sempra Energy International Holdings N.V. and China Yangtze Power International (Hongkong) Co., Limited (filed as Exhibit 2.1 to Sempra Energy's Current Report on Form 8-K filed on September 30, 2019 and incorporated herein by reference).

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

*Certain sensitive personally identifiable information in this exhibit was omitted by means of redacting a portion of the text and replacing it with [***].

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMPRA ENERGY,
(Registrant)

Date: April 28, 2020	By: /s/ Peter R. Wall
Peter R. Wall Senior Vice President, Controller and Chief Accounting Officer